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EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the Compumed, Inc. 2002 Stock Option Plan and the Compumed, Inc. 2003 Stock Incentive Plan of our report dated November 15, 2002 with respect to the financial statements of Compumed, Inc. included in its Annual Report (Form 10-KSB) for the year ended September 30, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Long Beach, California May 28, 2003

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EXHIBIT 23.2
CONSENT OF INDEPENDENT AUDITORS